As filed with the Securities and Exchange Commission on June 30, 1998

                                                       REGISTRATION NO. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               DIME BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                             11-3197414
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)        589 Fifth Ave       Identification Number)
                               New York, New York 10017
                                   (212) 326-6170
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                              JAMES E. KELLY, ESQ.
                                 General Counsel
                               Dime Bancorp, Inc.
                                589 Fifth Avenue
                            New York, New York 10017
                                 (212) 326-6170
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)

                                 with a copy to:
                             MITCHELL S. EITEL, ESQ.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000


    Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement, as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed              Proposed
                   Title of Class of               Amount to be      Maximum Offering      Maximum Aggregate       Amount of
              Securities to be Registered           Registered        Price Per Unit        Offering Price      Registration Fee

Debt Securities                                   $300,000,000(1)         100%(1)            $300,000,000          $88,500(2)

(1) There are being registered hereunder such indeterminate principal amount of Debt Securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any Debt Securities are issued at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $300,000,000. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

        SUBJECT TO COMPLETION; PRELIMINARY PROSPECTUS DATED JUNE __, 1998

PROSPECTUS
                                  $300,000,000
                               DIME BANCORP, INC.
                                 DEBT SECURITIES

     Dime Bancorp, Inc., a Delaware corporation (the "Corporation"), may offer from time to time in one or more issuances one or more series of debt securities ("Debt Securities"), consisting of debentures, notes or other unsecured evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") to certain other obligations of the Corporation, at an aggregate initial offering price not to exceed $300,000,000 (or the equivalent thereof in any other specified currency or currency unit), at prices and on terms to be determined at the time of sale. Debt Securities may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in the applicable supplement or supplements to this Prospectus (each, a "Prospectus Supplement").

     The applicable Prospectus Supplement will set forth, with regard to the particular Debt Securities in respect of which this Prospectus is being delivered, the initial public offering price and the terms of the offering thereof, and the title, aggregate principal amount, denominations, currency or currency unit in which payments are to be made, maturity, rate of interest, if any (which may be fixed or variable), or method of calculation thereof, time of payment of any interest, terms for redemption at the option of the Corporation or the holder, if any, terms for sinking fund payments, if any, subordination terms, if any, and any other terms and conditions of such Debt Securities. Debt Securities may be issued in definitive or permanent global form.

     The Corporation may sell Debt Securities to or through underwriters acting as principals for their own account or as agents and also may sell Debt Securities directly to other purchasers or through agents designated from time to time. The applicable Prospectus Supplement will set forth the initial public offering price, the names of any underwriters or agents, the numbers or principal amounts, if any, to be purchased by underwriters, the compensation of such underwriters and agents, if any, and the net proceeds to the Corporation. If the Corporation, directly or through agents, solicits offers to purchase the Debt Securities, the Corporation reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Debt Securities. See "PLAN OF DISTRIBUTION."

     Debt Securities will be unsecured obligations of the Corporation. Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. Subordinated Debt Securities, when issued, will be subordinated as described herein under "DESCRIPTION OF DEBT SECURITIES--Subordination of Subordinated Debt Securities." Unless otherwise stated in the applicable Prospectus Supplement, payment of the principal of Subordinated Debt Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Corporation; there will be no right of acceleration of payment of Subordinated Debt Securities in the case of a default in the performance of any covenant of the Corporation, including the payment of principal or interest. See "DESCRIPTION OF DEBT SECURITIES--Defaults." The respective indentures pursuant to which Debt Securities may be issued will not contain any limitation on the aggregate principal amount of the Debt Securities issued thereunder.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE DEBT SECURITIES.

     THESE DEBT SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Prospectus may not be used to consummate the sale of any Debt Securities unless accompanied by the applicable Prospectus Supplement.

THESE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE
       OFFICE OF THRIFT SUPERVISION OR ANY STATE SECURITIES COMMISSION NOR
         HAS THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT
           INSURANCE CORPORATION, THE OFFICE OF THRIFT SUPERVISION OR
                 ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS ________ __, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE DEBT SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH DEBT SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates upon written request. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Corporation, that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Because the Corporation's common stock, par value $0.01 per share ("Common Stock"), is listed on the New York Stock Exchange, Inc. (the "NYSE"), such reports, proxy and information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Corporation became the holding company of The Dime Savings Bank of New York, FSB , a federally chartered savings bank (the "Bank"), pursuant to a reorganization effected on May 25, 1994. Until that time, the Bank filed reports, proxy and information statements and other information with the Office of Thrift Supervision (the "OTS"). Such reports, proxy and information statements and other information filed by the Bank prior to May 25, 1994 can be inspected and copied at the public reference facilities maintained by the OTS at the Office of Public Information, Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and also can be obtained by written request from such office at prescribed rates.

     This Prospectus forms a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") that the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and the exhibits, financial statements, notes and schedules filed as a part thereof or incorporated by reference therein for further information with respect to the Corporation and the Debt Securities offered hereby.

     Statements contained in this Prospectus (or in any document it incorporates by reference) concerning the provisions of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission (File No. 001-13094) are hereby incorporated by reference:

          (a) Annual Report on Form 10-K and Amended Annual Report on Form 10-K/A each for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Exchange Act, except that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed incorporated by reference herein; and

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents, except that information contained in any such document that is described in Item 402(a)(8) of Regulation S-K shall not be deemed incorporated by reference herein.

     Any statement contained herein, in any Prospectus Supplement or in a document incorporated or deemed incorporated by reference herein or therein shall be deemed modified or superseded for purposes of the Registration Statement, this Prospectus and such Prospectus Supplement to the extent that a statement contained herein, in any Prospectus Supplement, or in any subsequently filed document that also is or is deemed incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any Prospectus Supplement.

     The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for any exhibits to such documents that are not specifically incorporated by reference herein. Written requests should be sent to: Dime Bancorp, Inc., 589 Fifth Avenue, New York, New York 10017, Attention: Investor Relations Department. Telephone requests may be directed to (212) 326-6170.

                                  RISK FACTORS

GENERAL BUSINESS RISKS

     The business conducted by the Corporation, the Bank and its other direct and indirect subsidiaries (collectively, the "Company") is subject to various material business risks. Some of the risks to which the Company's business is subject may become more acute in periods of economic slowdown or recession. Such conditions could lead to a potential decline in demand for the Company's loan origination or other services. In addition, during such periods foreclosures generally increase and could result in an increased incidence of claims and legal actions involving the Company.

INTEREST RATE RISK

         The Company realizes its income primarily from the differential or "spread" between the interest earned on loans and investments and the interest paid on deposits and borrowings. Net interest spreads are affected by the difference between the maturities and the repricing characteristics of interest-earning assets and interest-bearing liabilities. The Company estimates that, in general, its interest-bearing liabilities reprice or mature, on average, sooner than its interest-earning assets. As a result, an environment of increasing interest rates could result in a contraction of the spread and corresponding decrease in the Company's net interest income. In addition, if interest rates decline, the Company's interest-earning assets, on average, may reprice sooner than its interest-bearing liabilities, which could also result in a contracting spread and have a negative effect on the Company's net interest income. Further, changes in the relationship between long-term and short-term interest rates (the "yield curve slope or shape") or changes in the relationship between the Company's funding costs and the return on its loans and other investments ("basis risk") can adversely impact the Company's net interest spread and net interest income. Further, as a result of its recent acquisition of North American Mortgage Company ("NAMC"), the level of the Company's mortgage servicing assets is anticipated to increase substantially. Declining interest rates generally result in increased prepayments of the loans underlying such assets, which could result in the loss of net future servicing revenues and, accordingly, a decline in the value of the Company's mortgage servicing assets. The Company utilizes a variety of techniques in an effort to mitigate the unfavorable effects that these interest rate risks may have on its results of operations; however, the Company continues to be subject to such risks.

COMPETITION

     The Company experiences substantial competition both in attracting and retaining deposits and in making loans. Its most direct competition for deposits historically has come from other thrift institutions and commercial banks doing business in the greater New York City metropolitan area. However, as with all banking organizations, the Company has experienced increasing competition from nonbanking sources. For example, the Company faces competition for funds from non-bank investment alternatives, such as money market mutual fund shares and corporate and governmental debt securities, among others. The Company's competition for loans comes principally from other thrift institutions, commercial banks, mortgage banking companies, consumer finance companies, insurance companies and other institutional investors and lenders. A number of institutions with which the Company competes for deposits and loans have significantly greater assets and capital than the Company.

REGULATION

     Each of the Corporation, as a savings and loan holding company, and the Bank, as a federal savings bank, is subject to significant regulation, which has materially affected their businesses as well as the businesses of other banking organizations in the past and is likely to do so in the future. Statutes and regulations now affecting the Company may be changed at any time, and the interpretation of these statutes and regulations by authorities is also subject to change. There can be no assurance that future changes in the regulations or in their interpretation will not adversely affect the business of the Company. As a savings and loan holding company, the Corporation is subject to regulation and examination by the OTS. As a federal saving association, the Bank is subject to examination from time to time by the OTS, its primary regulator, and the Federal Deposit Insurance Corporation (the "FDIC"), as administrator of the Banking Insurance Fund (the "BIF") and the Savings Association Insurance Fund (the "SAIF"). There can be no assurance that the OTS or the FDIC may not, as a result of such examination or otherwise, impose various requirements or regulatory sanctions upon the Company. Moreover, as a holding company, the Corporation's ability to pay dividends, and to make payments on its debt securities and other obligations, is dependent to a great degree on its ability to receive dividends and other funds from the Bank. The Bank's ability to pay dividends or other distributions on its capital stock is affected by statutes and regulations that have the effect of limiting such transfer of funds from the Bank to the Corporation. See "CERTAIN REGULATORY CONSIDERATIONS."

LEGISLATIVE AND REGULATORY PROPOSALS

     The operations of a savings and loan holding company and a federal savings bank are affected by the economic, fiscal and monetary policies of the United States and its agencies and regulatory authorities, particularly the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). The fiscal and economic policies of various governmental entities and the monetary policies of the Federal Reserve Board have a direct effect on the Company's business operations and the availability, growth and distribution of the Company's investments and deposits.

     In addition, proposals to change the laws and regulations governing the operations and taxation of savings associations and other financial institutions and companies that control such institutions are frequently raised in Congress and before the OTS and other bank regulatory authorities. A change in applicable statutes, regulations or regulatory policy may have a material effect on the Company's business. The likelihood of any major changes in the future and the effect such changes might have on the Company are impossible to determine.

     Legislation has from time to time been proposed in Congress that generally would require federal savings associations, such as the Bank, to convert to a national bank charter (or a state charter). It is uncertain to what extent, if at all, the existing branch and investment powers of federal savings associations, such as the Bank, that are impermissible for national banks, would be grandfathered. In addition, the proposals express the intent that savings and loan holding companies, such as the Corporation, should convert to bank holding companies. It is also uncertain to what extent, if at all, the existing powers of savings and loan holding companies that are impermissible for bank holding companies, would be grandfathered. Consequently, it is impossible at this time to evaluate the ultimate form any legislation might take or what the effect upon the Company might be.

YEAR 2000 ISSUE

     The Company acknowledges the challenges posed worldwide due to the current inability of certain computer systems to properly recognize the date change from December 31, 1999 to January 1, 2000. Failure to adequately meet these challenges could have a material adverse effect on the operations of a financial institution, such as the Company. The Company has completed the process of assessing the systems issues associated with this year 2000 problem and adopted a plan to prepare its computer systems, software, and applications to properly process dates beyond December 31, 1999 (the "Year 2000 Plan"). The Year 2000 Plan requires modifications to be made to certain of the Company's existing systems and, in other cases, conversions to new systems or software.

     In addition, the Company is involved in ongoing communications with its significant third-party contractors, such as vendors and service providers, for the purpose of evaluating their readiness to meet the challenges of the year 2000 and the extent to which the Company may be affected by the remediation of their systems, software, and applications. The Company cannot guarantee that the computer systems of its third-party contractors will be remediated on a timely basis or that the failure of any such party to remediate, or a remediation that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

     The Company anticipates that the primary costs associated with the development and implementation of the Year 2000 Plan will be in the areas of remediation and testing of its computer applications, principally consisting of costs related to outside consultants and applications upgrades. The Company currently estimates that this plan, including unit testing, will be completed by the end of 1998, with fully integrated testing completed by the second quarter of 1999, and that total related pretax costs will be approximately $20 million, of which approximately 75% is expected to be incurred during 1998. These estimates are based on certain assumptions relating to future events, including, but not limited to, the remediation efforts of third-party contractors, the continued availability of certain resources, and other factors. There can be no guarantee that these estimates will be achieved, and actual results could be significantly different from those estimates, due to, among other factors, the unavailability and cost of trained personnel and the failure to identify all affected systems.

                                   THE COMPANY

THE CORPORATION AND THE BANK

     The Corporation was incorporated under the laws of the State of Delaware in 1994. Its principal executive office is located at 589 Fifth Avenue, New York, New York 10017. Its telephone number is (212) 326-6170. The Corporation is the holding company for the Bank, and its only current business is the operation of the Bank as a subsidiary. Headquartered in New York City, the Bank currently operates 91 branches primarily in the greater New York City metropolitan area. Through the Bank and its subsidiaries, the Company also provides mortgage banking and consumer financial services in selected markets throughout the United States. The Bank was organized in 1859, converted from a state charter to a federal charter in 1983 and converted to stock ownership in 1986. At March 31, 1998, the Corporation had consolidated total assets of $22.0 billion (including loans receivable of $12.7 billion), deposits of $14.0 billion and stockholders' equity of $1.3 billion.


CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The  following   table  sets  forth  certain   information   regarding  the
Corporation's consolidated ratios of earnings to fixed charges.



                                            Three Months Ended                     Year Ended December 31,
                                              March 31, 1998
                                                                  1997    1996        1995      1994      1993
                                            -------------------   ----    ----        ----      ----      ----

Excluding interest on deposits............         1.83x          1.57x     1.42x     1.26x     1.22x     1.11x
Including interest on deposits............         1.35           1.22      1.17      1.12      1.09      1.03


For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items plus income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (other than interest on deposits), one-third (the proportion deemed representative of the interest factor) of rent expense and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest expense, one-third (the proportion deemed representative of the interest factor) of rent expense and all amortization of debt issuance costs.


                                 USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of the Debt Securities for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of shares of its outstanding common stock, the satisfaction of other obligations, or for such other purposes as may be specified in the in the applicable Prospectus Supplement.


                        CERTAIN REGULATORY CONSIDERATIONS

     The description of statutory provisions and regulations applicable to savings associations and savings and loan holding companies set forth below does not purport to be a complete description of the statutes and regulations described or of all such statutes and regulations and their effects on the Bank and the Corporation. The regulatory scheme has been established primarily for the protection of depositors and the financial system generally and is not intended for the protection of stockholders or other creditors.

GENERAL

     The Bank is a federal savings bank and a member of the Federal Home Loan Bank of New York and is subject to the regulations, examinations, and reporting requirements of the OTS, as the primary regulator of federal savings associations, and of the FDIC, as insurer of the Bank's deposits. Additionally, the Bank is subject to certain limited regulation by the Federal Reserve Board. As a savings and loan holding company, the Corporation is also subject to the regulations, examinations and reporting requirements of the OTS. For a general discussion of certain of the material elements of the regulatory framework applicable to savings and loan holding companies and their subsidiaries and certain specific information relevant to the Company, reference is made to the Corporation's Annual Reports on Form 10-K and 10-K/A and Quarterly Reports on Form 10-Q, which are incorporated by reference into this Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

CERTAIN REGULATORY RESTRICTIONS ON CAPITAL DISTRIBUTIONS

     As a holding company, the Corporation's ability to pay dividends and to make payments on its debt securities and other obligations, is dependent to a great degree on its ability to receive dividends and other funds from the Bank. The Bank's ability to pay dividends or other distributions on its capital stock is affected by statutes and regulations relating to the business of federal savings associations that have the effect of limiting such transfer of funds from the Bank to the Corporation. The nature and extent of such restrictions are dependent upon the association's level of regulatory capital and its income.

     Regulatory Capital Requirements. Under federal law (principally the Home Owner's Loan Act) and OTS regulations, savings associations are required to comply with each of three separate capital adequacy standards: a leverage or core capital requirement; a tangible capital requirement; and a risk-based capital requirement. The OTS is also authorized to establish individual minimum capital requirements for a savings association consistent with these capital standards. The OTS has not established any such individual minimum capital requirements for the Bank. There are potentially severe consequences for failing to meet these regulatory capital requirements.

     The leverage capital requirement adopted by the OTS requires savings associations to maintain core capital in an amount equal to at least 3% of adjusted total assets. Core capital includes common stockholders' equity (including common stock, common stock surplus and retained earnings, but excluding any net unrealized gains or losses, net of related taxes, on certain securities available for sale), non-cumulative perpetual preferred stock and any related surplus, and minority interests in the equity accounts of fully consolidated subsidiaries. Intangible assets, other than mortgage servicing rights valued in accordance with applicable regulations and purchased credit card relationships, generally must be deducted from core capital. Mortgage servicing rights and purchased credit card relationships may comprise only up to 50% of core capital. In addition, certain deferred tax assets and investments in and loans to non- includable subsidiaries must be deducted from core capital.

     Savings associations are required to hold tangible capital in an amount equal to at least 1.5% of adjusted total assets. Tangible capital means core capital less any intangible assets (except for mortgage servicing rights includable in core capital).

     Under the risk-based capital requirement, savings associations must maintain a ratio of total capital to risk- weighted assets equal to at least 8%. Risk-weighted assets are determined by multiplying certain categories of the institution's assets, including off-balance sheet equivalents, by an assigned risk weight of 0% to 100% based on the credit risk associated with those assets as specified in OTS regulations. For purposes of the risk-based capital requirement, total capital means core capital plus supplementary capital, so long as the amount of supplementary capital that is used to satisfy the requirement does not exceed the amount of core capital. Supplementary capital includes, among other things, general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. The OTS adopted a rule, effective January 1, 1994, incorporating an interest rate risk component into its existing risk- based capital requirement. In March 1995, the OTS extended a waiver of the interest rate risk capital deduction until it issued a Thrift Bulletin establishing an appeals process and notified thrift institutions of the effective date. Although the OTS issued the Thrift Bulletin on August 21, 1995, it also announced that the automatic interest rate risk capital deduction would not be implemented until the OTS issued a notice otherwise.

     As of March 31, 1998, the Bank had core capital and tangible capital of $1.3 billion, which was equal to 5.86% of adjusted total assets, and total capital of $1.4 billion, which was equal to 11.10% of risk-weighted assets, and exceeded the capital requirements imposed by the OTS.

     In 1991, Congress enacted the "prompt corrective action" provisions of the Federal Deposit Insurance Act, which established five capital-based categories for depository institutions insured by the FDIC: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." The OTS is required to take certain mandatory action and is authorized to take other discretionary action with respect to savings associations in the three undercapitalized categories. Under OTS regulations, an association is treated as well-capitalized if its ratio of total risk-based capital to risk-weighted assets is 10% or more, its ratio of core capital to risk- weighted assets is 6% or more, its ratio of core capital to adjusted total assets is 5% or more and it is not subject to any order or directive by the OTS to meet a specific capital level. At March 31, 1998, the Bank met the published standards for a well-capitalized association.

     In addition, an association's primary federal bank regulatory agency is authorized to downgrade the association's capital category to the next lower category upon a determination that the association is in an unsafe or unsound condition or is engaged in an unsafe or unsound practice. An unsafe or unsound practice can include receipt by the  association  of a less  than  satisfactory  rating  on its  most  recent
examination  with  respect  to  its  asset  quality,  management,   earnings  or
liquidity.

     Limitations on Capital Distributions. A savings association, such as the Bank, may not make a capital distribution (or pay management fees to its holding company) if, following such distribution, the association will be "undercapitalized" under the prompt corrective action provisions described above. In addition, OTS regulations limit the ability of savings associations to pay dividends and make other capital distributions according to the institution's level of capital and income, with the greatest flexibility afforded to institutions that meet or exceed their OTS capital requirements. For this purpose, "capital distributions" include cash dividends, payments to repurchase, redeem, retire or otherwise acquire a savings association's shares, payments to stockholders of another institution in a cash-out merger, other distributions charged against capital and any other transaction that the OTS determines to entail a payout of capital. To the extent that the OTS regulations described below and the prompt corrective action provisions are inconsistent, the prompt corrective action provisions take precedence.

     Under current OTS regulations, a savings association that exceeds its OTS regulatory capital requirements both before and after a proposed dividend (or other distribution of capital) (a "Tier 1 Institution") and has not been advised by the OTS that it is in need of more than normal supervision may, after prior notice to but without the approval of the OTS, make capital distributions during a calendar year up to the higher of (a) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the institution's excess capital over its capital requirements) at the beginning of the calendar year or (b) 75% of its net income over the most recent four-quarter period. In addition, a Tier 1 Institution may make capital distributions in excess of the foregoing limits if the OTS does not object within a 30-day period following notice by the institution. A Tier 1 Institution that has been notified by the OTS that it is in need of "more than normal supervision" must, under OTS regulations, be treated as a Tier 2 or a Tier 3 Institution. Under OTS regulations, a Tier 2 Institution may, after prior notice but without the approval of the OTS, make capital distributions in an amount up to 75% of its net income during the most recent four-quarter period. Under OTS regulations, a Tier 3 Institution (i.e., an institution that does not meet its OTS capital requirements) generally cannot make any capital distributions without the prior written approval of the OTS. As of March 31, 1998, the Bank was a Tier 1 Institution. The OTS also may prohibit a proposed capital distribution that would otherwise be permitted by the regulation if the OTS determines that the distribution would constitute an unsafe or unsound practice. In addition, a savings association that has converted from mutual to stock form (such as the Bank) may not declare or pay a dividend on, or repurchase, any of its capital stock if the effect of such action would be to reduce the regulatory capital of the institution below the amount required for its liquidation account.

TRANSACTIONS WITH AFFILIATES

     Under federal law and regulation, transactions between a savings association and its "affiliates," which term includes its holding company and other companies controlled by its holding company, are subject to quantitative and qualitative restrictions. Savings associations are restricted in their ability to engage in certain types of transactions with their affiliates, including transactions that could provide funds to a holding company for the payment of capital distributions. These "covered transactions" include (a) purchasing or investing in securities issued by an affiliate, (b) lending or extending credit to, or guaranteeing credit of, an affiliate, (c) purchasing assets from an affiliate, and (d) accepting securities issued by an affiliate as collateral for a loan or extension of credit. Covered transactions are permitted between a savings association and a single affiliate up to 10% of the capital stock and surplus of the association, and between a savings association and all of its affiliates up to 20% of the capital stock and surplus of the association. The purchase of low-quality assets by a savings association from an affiliate is not permitted. Each loan or extension of credit to an affiliate by a savings association must be secured by collateral with a market value ranging from 100% to 130% (depending on the type of collateral) of the amount of credit extended. Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities that the Federal Reserve Board has determined to be permissible for bank holding companies. Savings associations also are prohibited from purchasing or investing in securities issued by an affiliate, other than shares of a subsidiary. Covered transactions between a savings association and an affiliate, and certain other transactions with or benefitting an affiliate, must be on terms and conditions at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. This arm's length requirement applies to all covered transactions, as well as to (a) the sale of securities or other assets to an affiliate, (b) the payment of money or the furnishing of services to an affiliate, (c) any transaction in which an affiliate acts as agent or broker or receives a fee for its services to the savings association or to any other person, or (d) any transaction or series of transactions with a third party if any affiliate has a financial interest in the third party or is a participant in the transaction or series of transactions.

                         DESCRIPTION OF DEBT SECURITIES

     The following summary description of the Indentures (as defined below) and the Debt Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indentures pursuant to which such Debt Securities are issued, the forms of which Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. Furthermore, the following summary description of the Indentures and the Debt Securities relates to certain terms and conditions applicable to the Debt Securities generally. The particular terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. If so indicated in such Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

GENERAL

     Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement, as the trustee therefor (the "Subordinated
Trustee"). Senior Debt Securities are to be issued under an indenture (the "Senior Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement as the trustee therefor (the "Senior Trustee"). The Forms of Subordinated Indenture and Senior Indenture are exhibits to the Registration Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures" and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees."

     The Debt Securities will be direct, unsecured obligations of the Corporation. The Debt Securities will not be deposits or other obligations of a bank and will not be guaranteed or insured by the FDIC or any other governmental agency.

     The Indentures do not limit the aggregate principal amount of Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities issued thereunder may be issued from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The Indentures do not limit the amount of other debt that may be issued by the Corporation and do not contain financial or similar restrictive covenants. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness and Other Financial Obligations (each as defined below under "--Subordination of Subordinated Debt Securities"). The Indentures do not prohibit or limit the incurrence of additional Senior Indebtedness or Other Financial Obligations. Each Indenture provides that there may be more than one Trustee under such Indenture with respect to different series of Debt Securities.

     The Indentures do not contain any provision intended to provide protection to holders of Debt Securities against a sudden or dramatic decline in credit quality of the Corporation that could, for example, result from a takeover, recapitalization, special dividend or other restructuring.

     The applicable Prospectus Supplement will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities; (2) whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) any limit upon the aggregate principal amount of such Debt Securities and the percentage of such principal amount at which such Debt Securities may be issued;
(4) the date or dates on which the principal of such Debt Securities is scheduled to become payable (the "Stated Maturity"); (5) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, or the method of determining such rate or rates, if any, the date or dates from which any such interest will accrue, the dates on which any such interest will be payable (the "Interest Payment Dates"), the Regular Record Date (as defined in the applicable Indenture) for the interest payable on any Interest Payment Date, and the person to whom principal of or premium, if any, or interest on any Debt Security of such series will be payable, if other than the person in whose name such Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (6) if other than the location specified in this Prospectus, the place or places where the principal of and premium, if any, and interest on Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will, pursuant to any mandatory sinking fund provisions or otherwise, or may, pursuant to any optional sinking fund provisions or otherwise, be redeemed in whole or in part by the Corporation; (8) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be repaid, in whole or in part, at the option of the holders thereof; (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (10) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon declaration of acceleration of the maturity thereof; (11) the currency or currency unit of payment of principal of and premium, if any, and interest on such Debt Securities, and any index used to determine the amount of principal of or premium, if any, and interest on such Debt Securities; (12) whether such Debt Securities are to be issuable as Global Securities (as defined below) and, in such case, the initial securities depositary with respect thereto and the circumstances under which such Global Security may be exchanged for definitive securities; (13) whether the subordination provisions summarized below or different subordination provisions, including a different definition of "Senior Indebtedness," "Entitled Persons," or "Other Financial Obligations," will apply to any such Debt Securities that are Subordinated Debt Securities; and (14) any other material terms of such Debt Securities.

FORM, REGISTRATION AND TRANSFER

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of, and premium, if any, and interest, if any, on Debt Securities will be payable, and Debt Securities will be transferable, at the agency or office of the Corporation maintained for such purpose in the Borough of Manhattan, The City of New York, except that interest may be paid at the option of the Corporation by check mailed to the address of the holder entitled thereto as it appears on the applicable Security Register (as defined in the applicable Indenture).

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that Debt Securities of any series may be issuable in permanent global form. See "GLOBAL SECURITIES" below. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Both Senior Debt Securities and Subordinated Debt Securities may be issued as Original Issue Discount Securi ties (as defined below) to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement. "Original Issue Discount Security" means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof in accordance with the terms of the applicable Indenture.

     The applicable Prospectus Supplement relating to any series of Debt Securities that are Original Issue Discount Securities will describe the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default (as defined below) and the continuation thereof.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The obligations of the Corporation to make any payment on account of the principal of or premium, if any, or interest on any Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of any Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest on Subordinated Debt Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, in certain events of insolvency, the payment of the principal of and premium, if any, and interest on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of any Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remains, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amount of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities ("Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds will first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities (or other securities ranking pari passu in respect of payment).

     The Corporation's obligations under Subordinated Debt Securities will rank pari passu in right of payment with each other, subject (unless otherwise specified in the applicable Prospectus Supplement) to the obligations of the holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Subordinated Indenture.

     By reason of this subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Corporation who are neither holders of Senior Indebtedness nor holders of Subordinated Debt Securities may recover less, ratably, than the holders of Senior Indebtedness and may recover more, ratably, than the holders of Subordinated Debt Securities. By reason of the obligation of the holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect to Other Financial Obligations, in the event of insolvency, holders of certain Existing Subordinated Indebtedness may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the holders of Subordinated Debt Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, "Senior Indebtedness" of the Corporation means the principal of, premium, if any, and interest on (1) all indebtedness of the Corporation (including indebtedness of others guaranteed by the Corporation), whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed which is
(x) for money borrowed or (y) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind, and (2) any amendments, renewals, extensions or modifications of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Subordinated Debt Securities or is to rank pari passu with or subordinate to the Subordinated Debt Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, "Other Financial Obligations" means (a) obligations of the Corporation under direct credit substitutes, (b) obligations of, or any such obligation directly or indirectly guaranteed by, the Corporation for purchased money or funds, (c) any deferred obligation of, or any such obligation directly or indirectly guaranteed by, the Corporation incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith, and (d) all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (1) securities contracts and foreign currency exchange contracts, (2) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (3) financial instruments similar to those set forth in (1) and (2) above, other than (x) obligations on account of Senior Indebtedness, and (y) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, "Entitled Persons" means any person who is entitled to payment pursuant to the terms of Other Financial Obligations.

     The applicable Prospectus Supplement may further describe the provisions, if any, applicable to the subordi nation of Subordinated Debt Securities of a particular series offered thereby.

LIMITATION ON DISPOSITION OF VOTING STOCK OF PRINCIPAL SUBSIDIARY BANKS

     The Senior Indenture contains a covenant by the Corporation that it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to sub scribe for or purchase shares of, Voting Stock (as defined below) (other than directors' qualifying shares) of any Principal Subsidiary Bank (as defined below) and that it will not permit any Principal Subsidiary Bank to issue (except to the Corporation) any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Principal Subsidiary Bank, except for sales, assignments, transfers, grants of security interests or other dispositions that: (1) are for fair market value on the date thereof, as determined by the Board of Directors of the Corporation (which determination shall be conclusive) and, after giving effect to such disposition and to any possible dilution, the Corporation will own not less than 80% of the shares of Voting Stock of such Principal Subsidiary Bank then issued and outstanding free and clear of any security interest; (2) are made in compliance with an order of a court or regulatory authority of competent jurisdiction, as a condition imposed by any such court or authority permitting the acquisition by the Corporation, directly or indirectly, of any other bank or entity the activities of which are legally permissible for a bank holding company or a subsidiary thereof to engage in, or as an undertaking made to such authority in connection with such an acquisition; (3) are made where such Principal Subsidiary Bank, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and premium, if any, and interest on the Debt Securities; or (4) are made to the Corporation or any Wholly-Owned Subsidiary (as defined in the Senior Indenture) if such Wholly-Owned Subsidiary agrees to be bound by this covenant and the Corporation agrees to maintain such Wholly-Owned Subsidiary as a Wholly-Owned Subsidiary. Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia if, after giving effect to such merger or consolidation, the Corporation or any Wholly-Owned Subsidiary owns at least 80% of the
                                      -11-

Voting Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto and treating any such resulting banking institution thereafter as such Principal Subsidiary Bank and as a Subsidiary for purposes of the Senior Indenture, no Event of Default, and no event that, after the giving of notice or lapse of time or both, would become an Event of Default, has occurred and is continuing. A "Principal Subsidiary Bank" is defined in the Senior Indenture to mean any Subsidiary (as defined in the Senior Indenture) that is a bank and has total assets equal to 30% or more of the consolidated assets of the Corporation determined as of the date of the most recent audited financial statements of such entities. At present, the only Principal Subsidiary Bank is the Bank. "Voting Stock" is defined in the Senior Indenture to mean stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes will have contingent voting rights).

     The Subordinated Indenture contains no such covenant, and the foregoing covenant is not a covenant for the benefit of any series of Subordinated Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each Indenture provides that the Corporation may not consolidate with or merge into any other person or trans fer its properties and assets substantially as an entirety to any person unless (1) the person formed by such consolidation or into which the Corporation is merged or the person to which the properties and assets of the Corporation are so transferred is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes by a supplemental indenture the payment of the principal of and premium, if any, and interest on the Senior Debt Securities or the Subordinated Debt Securities, as the case may be, and the performance of the other covenants of the Corporation under the applicable Indenture; (2) immediately after giving effect to such transaction, no Event of Default or Default (as defined below), as applicable, and no event that, after notice or lapse of time or both, would become an Event of Default or Default, as applicable, has occurred and is continuing; and (3) certain other conditions are met.

DEFAULTS

     The Senior Indenture. An "Event of Default" is defined in the Senior Indenture, with respect to Debt Securities of any series issued thereunder, as
(1) default in the payment of principal of or premium, if any, on any Debt Security of that series at maturity; (2) default for 30 days in the payment of interest on any Debt Security of that series; (3) default in the deposit of any sinking fund payment when due in respect of that series; (4) default in the performance, or breach, of any other covenant or warranty of the Corporation in the Senior Indenture or in the Debt Securities of that series, continued for 60 days after written notice to the Corporation by the Senior Trustee or to the Corporation and the Senior Trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding Debt Securities of that series;
(5) failure to pay when due any indebtedness of the Corporation or any Principal Subsidiary Bank for borrowed money in excess of $5,000,000, or acceleration of the maturity of any such indebtedness in excess of such amount if acceleration results from a default under the instrument giving rise to such indebtedness and is not annulled within 60 days after due notice, unless in either case such default is contested in good faith by appropriate proceedings; (6) certain events of bankruptcy, insolvency or reorganization of the Corporation or any Principal Subsidiary Bank; and (7) any other Event of Default that may be provided for with respect to Debt Securities of that series.

     The Senior Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time outstanding thereunder occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately (provided that no such declaration is required upon certain events of bankruptcy, insolvency or reorganization), but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest on the Debt Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the outstanding Debt Securities of that series on behalf of the holders of all Debt Securities of that series. In the event of the bankruptcy, insolvency or reorganization of the Corporation, the claims of holders of the Senior Debt Securities would be subject as to enforcement to the broad equity power of a United States Bankruptcy Court, and to the determination by that court of the nature of the rights of such holders.

    The Senior Indenture contains a provision entitling the Senior Trustee, subject to the duty of the Senior Trustee upon the occurrence and continuation of an Event of Default to act with the required standard of care, to be indemnified by the holders of any series of outstanding Senior Debt Securities thereunder before proceeding to exercise any right or power under the Senior Indenture at the request of the holders of such series of Senior Debt Securities. The Senior Indenture provides that the holders of a majority in aggregate principal amount of outstanding Senior Debt Securities of any series thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or exercising any trust or other power conferred on the Senior Trustee, with respect to the Debt Securities of such series, provided that the Senior Trustee may decline to act if such direction is contrary to law or the Senior Indenture or would involve the Senior Trustee in personal liability.

     The Corporation will file annually with the Senior Trustee a certificate as to compliance with all conditions and covenants in the Senior Indenture.

     The Subordinated Indenture. Payment of principal of the Subordinated Debt Securities may be accelerated only upon an "Event of Default" as defined below. There is no right of acceleration in the case of a default in the payment of interest or the payment of principal prior to the date of maturity or a default in the performance of any other covenant of the Corporation in the Subordinated Indenture, unless the terms of a particular series of Subordinated Debt Securities specifically provide otherwise, in which case any such extension of such right of acceleration will be described in the applicable Prospectus Supplement.

     An "Event of Default" is defined in the Subordinated Indenture, with respect to Debt Securities of any series issued thereunder, as certain events involving the bankruptcy, insolvency or reorganization of the Corporation and any other Event of Default that may be provided for with respect to the Subordinated Debt Securities of that series. A "Default" is defined in the Subordinated Indenture, with respect to Debt Securities of any series, to include: (1) any Event of Default with respect to any Debt Securities of that series; (2) a default in the payment of principal of or premium, if any, on any Debt Security of that series at maturity; (3) default for 30 days in the payment of interest on any Debt Security of that series; (4) default in the performance, or breach, of any other covenant or warranty of the Corporation in the Subordinated Indenture or in the Debt Securities of that series, continued for 30 days after written notice to the Corporation by the Subordinated Trustee or to the Corporation and the Subordinated Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series; or (5) any other Default that may be provided for with respect to the Subordinated Debt Securities of that series. If an Event of Default with respect to the Debt Securities of any series occurs and is continuing, either the Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately (provided that no such declaration is required upon certain events of bankruptcy, insolvency or reorganization). The holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may waive an Event of Default resulting in acceleration of the Debt Securities of such series, but only if all Events of Default have been remedied and all payments due on the Debt Securities of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met.

     Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Trustee, if a Default has occurred and is continuing with respect to any series of Subordinated Debt Securities, the Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders, unless such holders of such series have offered to the Subordinated Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee or exercising any trust or other power conferred on the Subordinated Trustee, provided that the Subordinated Trustee may decline to act if such direction is contrary to law or the Subordinated Indenture or would involve the Subordinated Trustee in personal liability. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may waive any past default under the Subordinated Indenture with respect to such series, except a default in the payment of principal or interest or a default in respect of a covenant in the Subordinated Indenture that cannot be modified without the consent of the holder of each outstanding Debt Security of the series affected. In the event of the bankruptcy, insolvency or reorganization of the Corporation, the claims of the holders of the Subordinated Debt Securities would be subject as to enforcement to the broad equity power of a United States Bankruptcy Court, and to the determination by that court of the nature of the rights of such holders.

     The  Corporation  will  file  annually  with  the  Subordinated  Trustee  a
certificate  as  to  compliance   with  all  conditions  and  covenants  in  the
Subordinated Indenture.

DEFEASANCE AND DISCHARGE

     Each Indenture provides that the terms of any series of Debt Securities issued thereunder may provide that the Corporation may terminate certain of its obligations under such Indenture with respect to the Debt Securities of such series on the terms and subject to the conditions contained in such Indenture, by (a) depositing irrevocably with the applicable Trustee as trust funds in trust (1) in the case of Debt Securities denominated in a foreign currency, money in such foreign currency or Foreign Government Obligations (as defined below) of the foreign government or governments issuing such foreign currency,
(2) in the case of Debt Securities denominated in U.S. dollars, U.S. dollars or U.S. Government Obligations (as defined below), in each case in an amount that through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms will provide (without any reinvestment of such interest, principal or premium), not later than one business day before the due date of any payment, money, or (3) a combination of money and U.S. Government Obligations or Foreign Government Obligations, as applicable, sufficient to pay the principal of or premium, if any, and interest on, the Debt Securities of such series as such are due and (b) satisfying certain other conditions precedent specified in the applicable Indenture. Such deposit and termination is conditioned, among other things, upon the Corporation's delivery of (a) an opinion of independent counsel that the holders of the Debt Securities of such series will have no federal income tax consequences as a result of such deposit and termination and (b) if the Debt Securities of such series are then listed on the NYSE, an opinion of counsel that the Debt Securities of such series will not be delisted as a result of the exercise of this option. Such termination will not relieve the Corporation of its obligation to pay when due the principal of, and interest on the Debt Securities of such series if the Debt Securities of such series are not paid from the money, Foreign Government Obligations or U.S. Government Obligations held by the applicable Trustee for payment thereof.

     "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof. "Foreign Government Obligations" means securities denominated in a foreign currency that are (1) direct obligations of a foreign government for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of a foreign government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such foreign government, that, in either case, under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

     The applicable Prospectus Supplement will state whether any defeasance provisions of the applicable Indenture will apply to the Debt Securities offered thereby.

MODIFICATION AND WAIVER

     Certain modifications and amendments of each of the Indentures may be made by the Corporation and the applicable Trustee only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under such Indenture and affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security issued under such Indenture and affected thereby: (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Debt Security; (2) reduce the principal amount of, or the premium, if any, or the interest, if any, on, any such Debt Security (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the maturity thereof); (3) change the place of payment where, or the coin or currency or currency unit in which, any principal of, or premium, if any, or interest on, any such Debt Security is payable; (4) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date (as defined in the applicable Indenture)); (5) reduce the above-stated percentage of outstanding Debt Securities of any series the consent of the holders of which is necessary to modify or amend the applicable Indenture; or
(6) modify the foregoing requirements or reduce the percentage of aggregate principal amount of outstanding Debt Securities of any series required to be held by holders seeking to waive compliance with certain provisions of the applicable Indenture or seeking to waive certain defaults.

     The holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compli ance by the Corporation with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a covenant or provision that under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security issued thereunder of the series affected.

     Certain modifications and amendments of each of the Indentures may be made by the Corporation and the applicable Trustee without the consent of holders of the outstanding Debt Securities issued under such Indenture.

     Each Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities issued under such Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of Debt Securities for quorum purposes, (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, and (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided in (1) above.

TITLE

     The Corporation, the applicable Trustee and any agent of the Corporation or the applicable Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. See "GLOBAL SECURITIES" below.

REPLACEMENT OF DEBT SECURITIES

     Any mutilated Debt Security will be replaced by the Corporation at the expense of the holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities that are destroyed, lost or stolen will be replaced by the Corporation at the expense of the holder upon delivery to the applicable Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Corporation and the applicable Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the applicable Trustee and the Corporation may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEES

     The Senior Trustee and Subordinated Trustee each will be named in the applicable Prospectus Supplement.

     Any Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee will be a Trustee of a trust under the related Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

     In the ordinary course of business, the Corporation and its subsidiaries may conduct banking transactions with a Trustee, and such Trustee and its affiliates may conduct banking transactions with the Corporation and its subsidiaries.


                                GLOBAL SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Securities, the "Global Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of all Debt Securities that are issued in global form. No person that acquires a beneficial interest in such Debt Securities will be entitled to receive a certificate representing such person's interest in the Debt Securities except as set forth herein or in the applicable Prospectus Supplement. Unless and until definitive Debt Securities are issued under the limited circumstances described below, all references to actions by holders of Debt Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Debt Securities.

     DTC has informed the Corporation that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Persons that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Debt Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Corporation to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the Corporation or by the applicable registrar, transfer agent, Trustee or Depositary, or their agents, as registered holders of the Debt Securities entitled to the benefits of the applicable Indenture. Beneficial owners that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Debt Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which beneficial owners of Debt Securities have accounts with respect to the Debt Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

     Because DTC can act only on behalf of Participants, who in turn act only on behalf of Participants or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of Debt Securities issued in global form to pledge such Debt Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Debt Securities, may be limited due to the unavailability of physical certificates for such Debt Securities.

     DTC has advised the Corporation that DTC will take any action permitted to be taken by a registered holder of any Debt Securities under the applicable Indenture only at the direction of one or more Participants to whose accounts with DTC such Debt Securities are credited.

     Unless otherwise specified in the applicable Prospectus Supplement, a Global Security will be exchangeable for the relevant definitive Debt Securities registered in the names of persons other than DTC or its nominee only if (1) DTC notifies the Corporation that it is unwilling or unable to continue as depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (2) the Corporation determines that such Global Security shall be so exchangeable or (3) there has occurred and is continuing an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Debt Securities registered in such names as DTC directs.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Debt Securities. Upon surrender by DTC of the Global Security representing the Securities and delivery of instructions for re-registration, the registrar, transfer agent, Trustee or Depositary, as the case may be, will reissue the Debt Securities as definitive Debt Securities, and thereafter such persons will recognize the holders of such definitive Debt Securities as registered holders of Debt Securities entitled to the benefits of the applicable Indenture.

     Except as described above, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the Corporation. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of any Debt Securities unless such beneficial interest is in an amount equal to an authorized denomination for such Debt Securities.


                              PLAN OF DISTRIBUTION

     The Corporation may sell Debt Securities to or through underwriters to be designated from time to time, and also may sell Debt Securities directly to other purchasers or through agents. The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The Debt Securities will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of such Debt Securities will make a market in such Debt Securities. If a market in such Debt Securities is made by any such underwriters, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for such Debt Securities.

     In connection with the sale of Debt Securities, underwriters may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Debt Securities by them may be deemed underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, the obligations of any such underwriters to purchase Debt Securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of Debt Securities will be obligated to purchase all of its Debt Securities if any are purchased. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent involved in the offer and sale of the Debt Securities in respect of which this Prospectus is being delivered will be acting on a "best efforts" basis for the period of its appointment.

     Under agreements that may be entered into by the Corporation, underwriters, agents and their controlling persons who participate in the distribution of Debt Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Corporation will authorize dealers or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase any Debt Securities from the Corporation pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of any Debt Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such pur chaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     If the Corporation offers and sells Debt Securities directly to a purchaser or purchasers in respect of which this Prospectus is delivered, purchasers involved in the reoffer or resale of such Debt Securities, if such purchasers in respect thereof may be deemed to be underwriters as that term is defined in the Securities Act, will be named and the terms of such reoffers or resales will be set forth in the applicable Prospectus Supplement. Such purchasers may then reoffer and resell such Debt Securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable Prospectus Supplement. Purchasers of Debt Securities directly from the Corporation may be entitled under agreements that they may enter into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Corporation in the ordinary course of their business or otherwise.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in trans actions with, and/or perform services for, the Corporation and its subsidiaries, or either Trustee, in the ordinary course of business.


                         VALIDITY OF THE DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of any Debt Securities offered hereby will be passed upon for the Corporation by its counsel, Sullivan & Cromwell, New York, New York.


                                     EXPERTS

     The consolidated financial statements of the Corporation for the year ended December 31, 1997 included and incorporated by reference in the Form 10-K and Form 10-K/A and incorporated herein by reference have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

     SEC registration fee.......................................      $  88,500
     Trustees' fees and expenses...............................
     Printing and engraving fees...............................
     Legal fees and expenses...................................
     Blue Sky fees and expenses................................
     Accounting fees and expenses..............................
     Transfer agent and registrar fees and expenses............
     Rating agency fees........................................
     Miscellaneous.............................................         _______
        Total..................................................        $
                                                                        =======

----------------
* Estimated


ITEM 15. Indemnification of Directors and Officers.

     Under the Delaware General Corporation Law ("DGCL"), a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. However, indemnity may not be granted in respect of a claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding if the corporation receives an undertaking by or on behalf of the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification for such expenses. Expenses may be advanced to any former officer or director or to any other employee or agent of the corporation on such terms and conditions as the corporation deems appropriate.

     If a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in the preceding paragraph, or in defense of any claim, issue or matter therein, the corporation is required to indemnify such person against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     The Registrant's Amended and Restated Certificate of Incorporation provides for indemnification and exculpation of the directors and officers of the Registrant to the extent permitted under the DGCL as described above.

     The Registrant maintains a full directors' and officers' liability policy to cover the Registrant and its directors and officers for amounts, subject to policy limits, that the Registrant may be required to pay by way of indemnification to its directors or officers under its charter or by-laws or otherwise and for the protection of individual directors and officers from losses and liabilities for which they may not be indemnified by the Registrant.

     The forms of Underwriting Agreement included as Exhibits 1(a) and 1(b) hereto provide for indemnification of directors, certain officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 16. Exhibits.

EXHIBIT
   NO.      EXHIBIT
-------     -------

1           Form of Underwriting Agreement.*

3(i) Amended and Restated Certificate of Incorporation, incorporated by reference to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998 (File No. 001-13094).

3(ii) By-Laws, incorporated by reference to Exhibit 3 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 14, 1997 (File No. 001- 13094).

4(a)        Form of Senior Indenture.*

4(b)        Form of Senior Debt  Security  (filed by reference to Article Two of
            Exhibit 4(a)).*

4(c)        Form of Subordinated Indenture.*

4(d) Form of Subordinated Debt Security (filed by reference to Article Two of Exhibit 4(c)).*

5           Opinion of Sullivan & Cromwell  regarding  the  validity of the Debt
            Securities.*

12 Statement regarding computation of ratios of earnings to fixed charges.*

15          Letter regarding unaudited interim financial information.*

23(a)       Consent of Sullivan & Cromwell (filed by reference to Exhibit 5).*

23(b)       Consent of KPMG Peat Marwick LLP.

24          Powers of Attorney.


-----------------
*   To be filed by amendment.


ITEM      17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee in respect of the Senior Indenture and the Subordinated Indenture to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 30, 1998.


                                     DIME BANCORP, INC.



                                     By   /s/ Lawrence J. Toal
                                        ---------------------------------------
                                               (Lawrence J. Toal)
                                       (Chairman of the Board, President and
                                       Chief Executive Officer and a Director)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated all as of June 30, 1998.


         SIGNATURE                                  TITLE
         ---------                                  ------

/s/ Lawrence J. Toal           Chairman of the Board, President and Chief
-------------------------      Executive Officer and a Director (Principal
   (LAWRENCE J. TOAL)          Executive Officer)

 /s/Anthony R. Burriesci       Chief Financial Officer (Principal Financial
-------------------------      Officer)
  (ANTHONY R. BURRIESCI)

   /s/John F. Kennedy          Controller (Principal Accounting Officer)
-------------------------
    (JOHN F. KENNEDY)

           *                   A Director
-------------------------
   (DERRICK D. CEPHAS)

           *                   A Director
-------------------------
   (FREDERICK C. CHEN)

           *                   A Director
-------------------------
 (J. BARCLAY COLLINS II)

           *                   A Director
-------------------------
  (RICHARD W. DALRYMPLE)

           *                   A Director
-------------------------
    (JAMES F. FULTON)

           *                   A Director
-------------------------
    (VIRGINIA M. KOPP)

         SIGNATURE                        TITLE
         ---------                        ------


           *                   A Director
--------------------------
  (JAMES M. LARGE, JR.)

           *                   A Director
--------------------------
      (JOHN MORNING)

           *                   A Director
--------------------------
 (MARGARET OSMER-MCQUADE)

                               A Director
--------------------------
 (SALLY HERNANDEZ-PINERO)

           *                   A Director
--------------------------
  (DR. PAUL A. QUALBEN)

           *                   A Director
--------------------------
 (EUGENE G. SCHULZ, JR.)

           *                   A Director
--------------------------
      (HOWARD SMITH)

           *                   A Director
--------------------------
  (DR. NORMAN R. SMITH)

           *                   A Director
--------------------------
     (IRA T. WENDER)


*By LAWRENCE J. TOAL
   Attorney-in-Fact

    /s/ Lawrence J. Toal
   --------------------------
       (LAWRENCE J. TOAL)
        ATTORNEY-IN-FACT